Exhibit 99.1
     The estimated expenses incurred by Synovus Financial Corp. (the “Company”) in connection with its issuance and sale of 150,000,000 shares of common stock of the Company, $1.00 par value per share, are set forth in the following table:

Securities and Exchange Commission Registration Fee	$34,000
Printing and Engraving Expenses	$60,000
Accounting Fees and Expenses	$300,000
Legal Fees and Expenses	$400,000
Listing Fees and Expenses	$193,000
Miscellaneous Fees and Expenses	$13,000
Total	$1,000,000